UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2026
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On June 2, 2026, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce a strategic evolution of its corporate direction designed to position the Company for long-term growth through diversification, international expansion, and emerging technology initiatives.

Management has outlined a long-term strategic direction to evolve toward a more diversified corporate growth platform, with implementation activities intended to be progressively phased in over future fiscal periods.

As market conditions and capital allocation priorities evolve, the Company continues to view its telecommunications, platform, and technology businesses as foundational and expects to strengthen these areas through initiatives aimed at improving efficiency, streamlining operations, and enhancing operating performance.

As part of its broader strategy, FingerMotion is evaluating a range of potential future growth opportunities, including possible participation in artificial intelligence and high-performance computing (AI-HPC) related sectors. Any such initiatives would be considered alongside other strategic opportunities that management believes may support long-term shareholder value creation. As of the date of this announcement, the Company has not entered into any definitive agreements related to such initiatives.

The Company also intends to continue evaluating opportunities that align with its objective of generating diversified revenue streams, including pursuing opportunities designed to derive increasing portions of future revenue from markets outside Asia. The Company believes expanding its geographic reach may create additional opportunities to diversify operational exposure, broaden strategic partnerships, and access emerging technology markets globally.

“We are excited about the evolution of FingerMotion’s long-term strategy and the opportunities we believe it can create for our shareholders,” said Martin Shen, Chief Executive Officer of FingerMotion. “Importantly, we remain fully committed to our current operating businesses and will continue working to grow and strengthen those operations to the best of our ability. At the same time, we believe it is prudent to evaluate additional opportunities that may complement our existing business portfolio and support long-term shareholder value. This may include selective participation in emerging sectors such as AI and high-performance computing infrastructure where we believe long-term demand trends could create attractive opportunities. We also believe expanding beyond our traditional regional focus may provide new avenues for growth and diversification over time.”

The Company emphasized that these strategic initiatives remain subject to ongoing evaluation, market conditions, financing availability, and regulatory considerations. There can be no assurance that any contemplated transactions, or expansion initiatives will be completed.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated June 2, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.
DATE: June 2, 2026	By: /s/ Martin J. Shen Martin J. Shen CEO and Director